ADMINISTRATIVE SERVICE AGREEMENT

      THIS AGREEMENT is made and entered into as of this 28th day of February, 1997, between INVESC0 Treasurer's Series Trust, a Massachusetts business trust (hereinafter the "Trust"), and INVESC0 Funds Group, Inc., a Delaware Corporation (hereinafter
"IFG").

                                   WITNESSETH:

      That for and in consideration of the mutual promises hereinafter set forth, the Trust and IFG agree as follows:

1.    IFG   shall   perform   for  each  of  the   Funds  of  the   Trust  set
      forth  in   Exhibit  A   hereto,   which  is   incorporated   herein  by
      this reference, each of which Fund represents a separate portfolio of investments of the Trust, certain administrative and internal accounting services, including without limitation, maintaining general ledger and capital stock accounts, preparing a daily trial balance, calculating net asset value daily, and providing selected general ledger reports. IFG shall also perform for the Trust such other specific services for one or more Funds as the parties may from time to time agree in writing.

2. The Trust shall compensate IFG for its services hereunder in accordance with the Fee Schedule attached hereto as Exhibit B and incorporated herein by this reference.

3. IFG's capacity hereunder shall be that of an independent contractor and except as authorized in this Agreement, or by Action of the Trust's Board of Trustees, or by separate agreement between the Trust and IFG, IFG shall have no authority to act for or represent the Trust.

4.    This   Agreement   shall   be   performed   in   accordance   with   the
      requirements    of   the   Investment    Company   Act   of   1940,   as
      amended (the "1940 Act"), and other applicable laws and regulations. Any records required to be maintained by Rule
      31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. IFG hereby agrees that in accordance with Rule 31a-3 under the 1940 Act, all records required to be maintained by Rule 31a-1 are and will at all times remain the property of the Trust and will be surrendered promptly to the Trust upon request therefrom. Any records required to be maintained by Rule 31a-1 under the 1940 Act may be inspected by the Trust at reasonable times. IFG may, at its option at any time, and
      shall,   forthwith   upon  the   Trust's   demand,   turn  over  to  the
      Trust   and   cease   to    retain    in   IFG's    files,records    and
      documents created and maintained by IFG in performance of its services or for its protection. At the end of any period
      in   which   such    records    are   no   longer    required    to   be
      maintained and preserved, IFG will seek instructions from the Trust either to remit such records to the Trust or destroy the records in accordance with the Trust's authorization.

5. Nothing herein shall be construed to prohibit any officer, director, or employee of IFG or IFG itself from engaging in any other business or from devoting time and attention in part to management or other aspects of any other business, whether of a similar nature or dissimilar nature, or from rendering services of any kind to any other corporation, firm, individual, or association. Further, IFG or any subsidiary of IFG may enter into separate arrangements with the Trust for the performance of services or furnishing of facilities which are not within the scope of this Agreement.

6. IFG may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

7.    The  Trust   hereby   agrees  to   indemnify   and  hold   harmless  IFG
      from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law)
      of any and every nature which IFG may sustain or incur or which may be asserted against IFG by any person by reason of, or as a result of: (i) any action taken or omitted to be
      taken  by  IFG  in  good  faith  in   reliance   upon  any   information
      provided to IFG by the Trust, its employees or agents or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by
      IFG  in   connection   with   its   appointment   in   good   faith   in
      reliance  upon  any  law,   act,   regulation   or   interpretation   of
      the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of IFG or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith or reckless disregard of its or their own duties hereunder.

8. This Agreement shall become effective on February 28, 1997 after approval by vote of a majority of the Board of Trustees of the Trust and shall continue in effect for an initial term of one year, and from year to year thereafter, so long as such continuance is specifically approved at least annually by vote of a majority of the Trust's Board of Trustees.

9. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event notice. In the event such notice is given by the Trust, it shall be accompanied by a resolution of the Trustees, certified by the Secretary, electing to terminate this Agreement.

10.   This   Agreement   may  not  be  amended  or   modified  in  any  manner
      except by a written agreement executed by both parties.

11.   The    Trust    agrees    that    IFG    may,    in   its    discretion,
      subcontract    for   certain   of   the    services   to   be   provided
      hereunder.

12. Any notice of other instrument in writing, authorized or required by this Agreement to be given to the Trust or IFG, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Trust:

            INVESCO Treasurer's Series Trust
            1315 Peachtree Street, N.E.
            Atlanta, Georgia 30309
            Attention:        Tony D. Green, Secretary

            To IFG:

            INVESCO Funds Group, Inc.
            Post 0ffice Box 2040
            Denver, Colorado 80201
            Attention:        Ronald H. Grooms,
                              Senior Vice President

13. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable and in the event of its assignment (in the sense contemplated by the 1940 Act), it shall automatically terminate.

14. This Agreement may be executed ln any number of counterparts, each of which shall be deemed to be original; but such counterparts shall, together, constitute only one instrument.

15.   Trustee   and    Shareholder    Liability:    IFG    expressly    agrees
      that,   notwithstanding   anything  to  the  contrary   herein,   or  in
      law,  that  it  will  look  solely  to  the  assets  of  the  Trust  for
      any   obligations   of  the   Trust   hereunder   and   nothing   herein
      shall  be   construed   to  create  any   personal   liability   of  any
      Trustee   or   any    shareholder   of   the   Trust.    IFG   expressly
      acknowledges   that   the   Declaration   of  Trust   establishing   the
      Trust,   dated   as  of   January   27,   1988,   a   copy   of   which,
      together   with  all   amendments   thereto  (the   "Declaration"),   is
      on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name INVESCO Treasurer's Series Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of INVESCO Treasurer's Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said INVESCO Treasurer's Series Trust, but the "Trust Property" (as defined in the Declaration) only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    INVESCO TREASURER'S SERIES TRUST


                                    By:   /s/ George S. Robinson
                                          -----------------------------
                                          George S. Robinson, President

Attest:

/s/ Tony D. Green
------------------------
Tony D. Green, Secretary

                                    INVESCO FUNDS GROUP, INC.



                                    By:   /s/ Dan J. Hesser
                                          ----------------------------
                                          Dan J. Hesser, President

Attest:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                                    Exhibit A

     Funds of INVESCO Treasurer's Series Trust for which INVESCO Funds Group Inc. (formerly, Financial Programs, Inc.) will provide services pursuant to the attached Administrative Service Agreement:

INVESCO Treasurer's Series Trust

  INVESCO Treasurer's Money Market Reserve Fund
  INVESCO Treasurer's Tax-Exempt Reserve Fund
  INVESCO Treasurer's Prime Reserve Fund
  INVESCO Treasurer's Special Reserve Fund

Effective this 28th day of February, 1997.

                                    INVESCO Treasurer's Series Trust


                                    By:   /s/ George S. Robinson, Jr.
                                          ---------------------------
                                          George S. Robinson, Jr.,
                                          President


ATTEST:


By:   /s/ Tony D. Green
      ------------------------
      Tony D. Green, Secretary

                                    INVESCO Funds Group, Inc.


                                    By:   /s/ Dan J. Hesser
                                          ------------------------
                                          Dan J. Hesser, President

ATTEST:


By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                    Exhibit B

INVESCO Funds Group, Inc. shall bill each Fund listed on Exhibit A the following fee computed on an annual basis and billed monthly:

      $10,000 per year base fee, plus an additional fee computed at the rate of 0.015% of daily net assets.

Effective this 28th day of February, 1997.

                                    INVESCO TREASURER'S SERIES TRUST


                                    By:   /s/ George S. Robinson, Jr.
                                          ---------------------------
                                          George S. Robinson, Jr.
                                          President
ATTEST:

/s/ Tony D. Green
-----------------------------
Tony D. Green, Secretary

                                    INVESCO FUNDS GROUP, INC.


                                    By:   /s/ Dan J. Hesser
                                          ------------------------
                                          Dan J. Hesser, President

ATTEST:

/s/ Glen A. Payne
-------------------------------
Glen A. Payne, Secretary